EXHIBIT 1


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                       Three Months Ended                   Six Months Ended
                                                  February 28,    February 28,       February 28,      February 28,
                                                      1996            1995               1996              1995
                                                  ------------    ------------       ------------      ------------
Weighted average shares of common stock           6,123,700       6,049,500          6,113,400         5,916,100

Impact of dilutive stock options of
222,600 and 358,000 as of February 28,
1996 and February 28, 1995, respectively             59,600         120,500             66,200           237,700
                                                  ---------       ---------          ---------         ---------

Weighted average shares of common stock           6,183,300       6,170,000          6,179,600         6,153,800
                                                  =========       =========          =========         =========



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